KUTACK ROCK LLP

                                   SUITE 3100
                             1801 CALIFORNIA STREET
                           DENVER, COLORADO 80202-2858

                                  303-297-2400
                             FASCSIMILE 303-292-7799

                                www.kutakrock.com



                                February 13, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund


Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,


                                         /s/ Kutak Rock LLP